                                                                    EXHIBIT 4.32

                                 FIRST AMENDMENT
                             TO REVOLVING CREDIT AND
                               GUARANTY AGREEMENT

                  FIRST AMENDMENT, dated as of March 13, 2003 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 31, 2003, among AMERICAN COMMERCIAL LINES LLC, a Delaware limited liability company (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), each of the other financial institutions party thereto (together with JPMorgan Chase, the "Lenders") and JPMORGAN CHASE BANK, as Agent for the Lenders (in such capacity, the "Agent") and BANK ONE, NA and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Syndication Agents (in such capacities, the "Co-Syndication Agents"):

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Guarantors, the Lenders, the Agent and the Co-Syndication Agents are parties to that certain Revolving Credit and Guaranty Agreement, dated as of January 31, 2003 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and

                  WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement be amended subject to and upon the terms and conditions set forth herein;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

                  2. Section 5.10 of the Credit Agreement is hereby amended by deleting the words "forty-five (45) days" appearing therein and inserting in lieu thereof the words "ninety (90) days"

                  3. Section 6.01 of the Credit Agreement is hereby amended by
(A) deleting the word "and" following clause (iv) thereof and (B) inserting the following new clause (vi) at the end thereof:


         "; and (vi) Liens on cash collateral in an amount not in excess of $1,500,000 in the aggregate at any one time posted to secure obligations of the Borrower or the Guarantors in connection with fuel hedging arrangements"

                  4. Section 6.05 of the Credit Agreement is amended in its entirety to read as follows:

                           "SECTION 6.05 EBITDA.

                           Permit cumulative EBITDA for each period listed below to be less than the amount specified opposite such period:

                                  Period                                  EBITDA
                                  ------                                  ------
                     Three month period ending March 31, 2003             $(13,000,000)
                     Six month period ending June 30, 2003                $  5,000,000
                     Nine month period ending September 30, 2003          $ 30,000,000
                     Twelve month period ending December 31, 2003         $ 63,000,000
                     Twelve month period ending March 31, 2004            $ 81,000,000
                     Twelve month period ending June 30, 2004             $ 86,000,000"

                  5. This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders and the Agent shall have received evidence satisfactory to it of such execution.

                  6. Except to the extent hereby specifically amended, the Credit Agreement and each of the Loan Documents remain valid and in full force and effect and are hereby ratified and affirmed.

                  7. The Borrower agrees that its obligations set forth in
Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.

                  8. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

                  9. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  10. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                     BORROWER:

                                     AMERICAN COMMERCIAL LINES LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     GUARANTORS:
                                     AMERICAN COMMERCIAL LINES HOLDINGS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     LOUISIANA DOCK COMPANY LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL TERMINALS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     JEFFBOAT LLC


                                     By:
                                            -------------------------------
                                     Title:


                        Signature Page to First Amendment

                                     ACL CAPITAL CORP.


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL BARGE LINE LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL LINES INTERNATIONAL LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     ACBL LIQUID SALES LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     AMERICAN COMMERCIAL LOGISTICS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     HOUSTON FLEET LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     LEMONT HARBOR & FLEETING SERVICES LLC


                                     By:
                                            -------------------------------
                                     Title:


                        Signature Page to First Amendment

                                     AMERICAN COMMERCIAL TERMINALS - MEMPHIS LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     ORINOCO TASA LLC


                                     By:
                                            -------------------------------
                                     Title:


                                     ORINOCO TASV LLC


                                     By:
                                            -------------------------------
                                     Title:


                        Signature Page to First Amendment

                                     LENDERS:

                                     JPMORGAN CHASE BANK
                                       INDIVIDUALLY AND AS AGENT


                                     By:
                                            -------------------------------
                                     Title:


                                     BANK ONE, NA
                                       INDIVIDUALLY AND AS CO-SYNDICATION AGENT


                                     By:
                                            -------------------------------
                                     Title:


                                     GENERAL ELECTRIC CAPITAL CORPORATION
                                       INDIVIDUALLY AND AS CO-SYNDICATION AGENT


                                     By:
                                            -------------------------------
                                     Title:


                        Signature Page to First Amendment